Exhibit 10.79

AGREEMENT OF AMENDMENT TO
AND REINSTATEMENT OF PURCHASE CONTRACT

     THIS AGREEMENT made and entered into this ___day of March, 2005 by and between NBS LOUDOUN GATEWAY IV, L.L.C., a Delaware limited liability company (“Seller”) and CARR CAPITAL CORPORATION, a District of Columbia corporation (“Buyer”).

WITNESSETH:

     WHEREAS, the parties hereto did heretofore enter into a certain Purchase Contract as of February 14, 2005 for the purchase and sale of the property commonly known as 22980 Indian Creek Drive, Dulles, Virginia, which has heretofore been amended from time to time (“Contract”); and

     WHEREAS, on March 10, 2005, Buyer terminated the Contract pursuant to a certain Notice of Termination of the Agreement; and

     WHEREAS, it is the intention of the parties to reinstate the Contract and amend same pursuant to the terms and conditions as are hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, it is hereby agreed as follows:

1.	Reinstatement. The Notice of Termination of the Agreement sent by the Buyer to Seller on March 10, 2005 is hereby rescinded and withdrawn and is of no further force and effect, and the Contract is accordingly hereby reinstated pursuant to the terms hereinafter set forth.

2.	AOL Letter. Except as hereinafter provided, Buyer hereby acknowledges that it waives its right to terminate this Contract pursuant to Section 2.3, having satisfied itself as to all matters to be satisfied during the Inspection Period. Notwithstanding the foregoing, the parties acknowledge that Buyer is in receipt of a copy of a letter dated March 7, 2005 to Seller from Tenant, alleging certain outstanding obligations from Seller to Tenant, copy of which is attached hereto as Exhibit “A” (“AOL Letter”), and Seller has advised Buyer that Seller disputes the allegations contained in the AOL Letter. It is understood that the Inspection Period is hereby extended for a period of 30 days from the date hereof (“Extended Inspection Period”), for the limited and express purpose only of allowing Seller an opportunity to resolve the matters raised in the AOL Letter with Tenant. Buyer shall have the option to further extend the Extended Inspection Period for two (2) consecutive periods of thirty (30) days each, by providing Seller with written notice of the exercise of its option to extend prior to 5:00 p.m. EST on the last day of the Extended Inspection Period as it may be extended. In the event Seller is able to resolve the matters set forth in the AOL Letter to Buyer’s satisfaction, at its sole discretion, within the Extended Inspection Period as it may be extended, then Buyer shall thereupon be obligated to deposit the Additional Earnest Deposit pursuant to the terms of the Contract, and Closing shall be on the date that is fifteen (15) business days after Buyer’s receipt from Seller of written evidence, satisfactory to Buyer, at its sole discretion, that the matters raised in the AOL Letter have been satisfactorily resolved. In the event that Seller is unable to provide such written evidence to Buyer within the Extended Inspection Period as it may be extended, then Buyer shall be entitled to provide

Seller with a Notice of Termination of the Agreement, in which event the Earnest Money shall be immediately returned by Escrowee to Buyer, and thereafter neither Seller nor Buyer shall have any further duties or obligations under the Agreement.

3.	Raised Flooring Removal. In the event the Contract is not terminated as provided in paragraph 2 hereof, at Closing, there shall be retained from Seller’s proceeds the sum of $160,000.00, which amount shall be deposited in an interest bearing account with Escrowee pursuant to escrow instructions to be mutually approved by the parties. Said $160,000.00 and all interest earned thereon shall hereinafter be referred to as “The Retained Amount”. Upon the date that is sixty (60) days after the earlier of: the expiration of the initial term of the Lease (i.e., January 31, 2012), or the termination of the Lease (“Outside Date”), if Buyer has not elected, pursuant to Section 13 of the Lease, to require Tenant to remove the raised flooring installed on the Premises, or if Buyer has elected to require Tenant to remove such raised flooring and Tenant has removed such raised flooring and restored the Premises in compliance with the terms of the Lease, in either such event The Retained Amount shall be released to Seller. If, however, Buyer has elected pursuant to the terms of the Lease to require Tenant to remove such raised flooring and perform such restoration, and Tenant has failed to do so by the Outside Date, then in such event The Retained Amount shall be released to Buyer, provided however, that Buyer agrees, upon the release to Buyer of The Retained Amount, to execute any and all documentation reasonably requested by Seller to subrogate Buyer’s rights under the Lease to recover from Tenant the cost of the removal of such raised flooring, restoration, and attorneys’ fees and costs necessary for such recovery as may be allowed by the Lease. It is further agreed that the escrow instructions further provide that The Retained Amount shall be immediately remitted to Seller upon the sale by Buyer of the Property to a third party, notwithstanding whether or not any of the foregoing conditions have occurred. Seller acknowledges that the assignment of the Contract by Buyer pursuant to the terms of the Contract shall not be deemed or construed to constitute the sale by Buyer of the Property.

4.	ADA Compliance Work. Section 3.12 of the Contract provides, in part, that Seller agrees to correct, at its sole cost and expense, any non-compliance with the ADA in connection with the entrances to common area restrooms in the office building on the Property (the “ADA Compliance Work”). Seller hereby represents that the scope of the ADA Compliance Work is described by the letter from TVS architects dated March 9, 2005 and the drawing entitled “Typical Toilet Plan” attached hereto and made a part hereof as Exhibit “B”.

5.	Parking Space Discrepancy. The parking lots on the Property currently contain a total of 409 parking spaces. Seller agrees, at its sole cost and expense, to re-stripe the portions of the parking lots shown on the drawings attached hereto and made a part hereof as Exhibit “C” (the “Re-Striping”), such that the parking spaces identified as “Compact Spaces” on such attached drawings will be reduced in width from 9 feet to 8 feet (the “Width Reduction”), with the result that the Property will contain 413 parking spaces. Seller hereby represents to Buyer that (i) Seller has been advised by The Loudoun County Department of Building and Development, as evidenced by Exhibit “D” attached hereto, that the Width Reduction is in full compliance with all Legal Requirements, and (ii) all necessary approvals to perform the Re-Striping and Width Reduction have been obtained. In the event the Re-Striping and Width Reduction are not completed prior to Closing hereunder, the cost of the Re-Striping and Width Reduction, as reasonably estimated by Buyer, shall be deposited by Seller with the Escrowee at Closing to secure the payment of same. Upon the completion of the Re-Striping and Width Reduction by Seller, Seller shall provide Buyer with a certification from Seller confirming completion of such work, and Buyer shall have a reasonable opportunity to confirm the accuracy of such certification. The terms of this Section 5 shall fully survive Closing.

6.	Binding Effect. Section 11 of the Contract entitled “Binding Effect” is hereby amended and restated, as follows:

“Binding Effect. The terms and conditions herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; except that Buyer may not assign its interest in this Contract except to (i) an affiliate of Buyer, (ii) an entity directly or indirectly owned or controlled by Buyer or any of its owners, or (iii) a REIT sponsored by Buyer, without Seller’s consent, which consent shall not be unreasonably withheld.”

7.	Full Force and Effect. Except as expressly provided for herein, the Contract shall remain unmodified and in full force and effect.

[Signatures appear on the following page].

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals upon the date first written.

SELLER:

NBS LOUDOUN GATEWAY IV, L.L.C., a Delaware limited liability company,

BY:	18-CHAI CORP., an Illinois corporation, its manager,

BY:

Vice President

BUYER:

CARR CAPITAL CORPORATION, a District of Columbia corporation,

BY:	/s/ Clinton D. Fisch

Clinton D. Fisch, Principal

CONSENTED TO AND APPROVED BY GUARANTOR:

NBS LOUDOUN GATEWAY V, L.L.C., a Delaware limited liability company

BY:	18-CHAI CORP., an Illinois corporation, its manager,

BY:

Vice President

Exhibit “A”

AOL Letter

(to be attached)

A-1

Exhibit “B”

Scope of ADA Compliance Work

(to be attached)

B-1

Exhibit “C”

Re-Striping Plan

(to be attached)

C-1

Exhibit “D”
Width Reduction Letter from Loudoun County

(to be attached)

D-1